Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2015 Financial Results

Third Quarter Net Sales Increased Approximately 36% to $30.6 Million

Company Updates Guidance

SECAUCUS, N.J. – November 11, 2015 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights Compared to Prior Year Period

•	Net sales were $30.6 million, up 35.8%
•	Adjusted EBITDA increased $1.2 million to $2.3 million
•	Freshpet Fridges increased 13.1% to 14,670 from 12,970

Year to Date Fiscal 2015 Financial Highlights Compared to Prior Year Period

•	Net sales were $86.0 million, up 38.1%
•	Adjusted EBITDA increased $5.5 million to $7.1 million

“In the third quarter, net sales increased 36%, driven by increased velocity per fridge, demonstrating continued consumer demand for Freshpet’s simple, natural pet foods,” said Richard Thompson, Freshpet’s Chief Executive Officer. “We made meaningful progress across several areas of our business, however, we experienced lower than expected Freshpet Fridge growth and our gross margin was negatively affected by manufacturing inefficiencies from new product innovation and the near term cost of adjusting processes on our primary products. As a result, we have updated our annual guidance to reflect these headwinds, and are intently focused on the execution of our operational and financial objectives. Going forward, we will further improve our manufacturing costs and processes, drive greater leverage across our business model and in turn, enhance long-term shareholder value.”

Third Quarter 2015

Net sales increased 35.8% to $30.6 million compared to $22.5 million in the third quarter of 2014. Net sales for the third quarter of 2015 was driven by increased velocity across all channels and includes $1.8 million associated with the Company’s Freshpet Baked test product. The Company also experienced an increase in Freshpet Fridges, to 14,670 from 12,970 in the third quarter of 2014.

Gross profit was $14.0 million, or 45.9% of net sales, compared to $10.9 million, or 48.3% of net sales for the same quarter last year. The decrease in gross profit margin was due to lower margin contribution from the Company’s Freshpet Baked test product, which reduced third quarter 2015 gross margin by approximately 100 basis points. In addition, manufacturing throughput constraints associated new product innovation as well as start-up costs from the implementation of new manufacturing processes further reduced gross margin by approximately 140 basis points.

Selling, general and administrative expenses (“SG&A”) were $15.6 million compared to $12.2 million for the same quarter last year. As a percentage of net sales, SG&A decreased to 51.0% from 54.2% in the third quarter of 2014. After adjusting $1.3 million and $0.2 million for non-cash items related to stock-based compensation and the fair valuation of warrants in 2015 and 2014, respectively, SG&A decreased as a percentage of net sales to 46.8% from 53.2% of net sales in the third quarter of 2014.

Net loss was $1.7 million compared to a net loss of $9.5 million in the third quarter of 2014. Net loss in the third quarter of 2014 included $6.8 million of fees on debt guarantee with no corresponding fees recorded in the third quarter of 2015.

Adjusted EBITDA increased $1.2 million to $2.3 million from $1.1 million in the third quarter of 2014.  Freshpet Baked test product contributed a loss of $1.9 million to adjusted EBITDA during the three months ended September 30, 2015.

Year to Date Fiscal 2015

Net sales for the first nine months of 2015 increased 38.1% to $86.0 million compared to $62.3 million during the first nine months of 2014. Net sales for the first nine months of 2015 was driven by increased velocity across all channels and includes $3.3 million associated with the Company’s Freshpet Baked test product.

Gross profit was $41.0 million, or 47.6% of net sales, compared to $30.2 million, or 48.6% of net sales, in the same period last year. The Company’s Freshpet Baked test product, reduced gross margin by approximately 70 basis points.

SG&A was $47.1 million compared to $37.2 million in the prior year. As a percentage of net sales, SG&A decreased to 54.7% from 59.8% in the prior year. After adjusting $4.9 million and $0.7 million for non-cash items related to stock compensation and fair valuation of warrants in 2015 and 2014, respectively, as well as $0.6 million of fees and expenses associated with the Company’s secondary offering completed during the second quarter of 2015, SG&A decreased as a percentage of net sales to 48.4% compared to 59.1% of net sales in the first nine months of 2014.

Net loss for the nine months ended September 30, 2015 was $6.5 million compared to $20.9 million in the same period of 2014. Net loss in the nine months ended September 30, 2014 included $10.5 million of fees on debt guarantee with no corresponding fees recorded during 2015. Net loss for the 2015 period includes $0.6 million of fees and expenses associated with the Company’s secondary offering completed during the second quarter of 2015.

Adjusted EBITDA increased $5.5 million to $7.1 million from adjusted EBITDA of $1.5 million for the same period last year. Freshpet Baked test product contributed a loss of $2.4 million to adjusted EBITDA during the first nine months ended September 30, 2015.

Cash and Net Debt

As of September 30, 2015, the Company had cash and cash equivalents and short term investments (certificates of deposit) of $19.0 million, compared to $36.3 million as of December 31, 2014. The decrease in cash and cash equivalents and short term investments is primarily due to the capital expenditures related to the expansion of the Company’s Freshpet Kitchens in Bethlehem, Pennsylvania, the purchase of a building and 6.5 acres of land adjacent to Freshpet Kitchens for approximately $5.0 million, and capital investments to increase distribution through the purchase of additional Freshpet Fridges.

In conjunction with its initial public offering, the Company entered into a $40 million credit facility, of which zero was outstanding at September 30, 2015. The Company expects to use its current liquidity, which includes borrowings available under its credit facility, to continue its expansion of its manufacturing facility to add capacity and grow distribution.

Outlook

The Company updated its guidance for 2015. For full year 2015, the Company expects the following full year results compared to prior year:

	Current	Prior
Net Sales (1)	$115.5 million to $117.0 million, an increase of 32% to 35%	$117.0 million to $119.5 million
Adjusted EBITDA (2)	$10.0 million to $11.0 million, an increase of $4.5 million to $5.5 million	$12.5 million to $14.0 million
Freshpet Fridges	14,900 to 15,000, an increase of 11% to 12%	15,100 to 15,600

(1)	Both current and prior guidance include net sales of approximately $5.0 million associated with our Freshpet Baked test product.
(2)	Current and prior guidance include Adjusted EBITDA loss of $3.8 million and $3.5 million, respectively, associated with our Freshpet Baked test.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin at 5:00 p.m. ET on Wednesday, November 11, 2015. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724) 924-4985; the passcode is 63099520.

In addition, the call will be broadcast live over the Internet hosted at the "Investor" section of the Company's website at www.freshpet.com and will be archived online through November 25, 2015. A telephonic playback will be available from 8:00 p.m. ET, November 11, 2015, through November 25, 2015. North American listeners may dial (855) 859-2056 and international listeners may dial (404) 537-3406; the passcode is 63099520.

About Freshpet

Freshpet has a single-minded mission – to bring the power of fresh, real food to dogs and cats. And, they are committed to doing so in ways that are good for pets, for the people who love them, and for the planet we live on. To learn more, visit www.freshpet.com.

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Management believes that EBITDA and Adjusted EBITDA, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. EBITDA, which represents net loss plus depreciation and amortization, interest expense (including fees on debt guarantee), and income tax expense, and Adjusted EBITDA, which we define as EBITDA plus loss on disposal of equipment, new plant startup expenses and processing, share based compensation, launch expenses, warrant expenses, and fees associated with the secondary offering, are shown as supplemental disclosures because these figures are widely used by the investment community for analysis and comparative evaluation and each of these measures provides an additional metric to evaluate the Company’s operations and, when considered with both the Company’s U.S. GAAP results and the reconciliation to net loss, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. EBITDA and Adjusted EBITDA are not and should not be considered alternatives to net loss or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to an understanding of the Company's overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,250,752	$36,259,252
Short-term investments	3,749,205	—
Accounts receivable, net	7,029,355	5,360,400
Inventories, net	6,802,023	7,314,151
Prepaid expenses and other current assets	295,556	1,291,379
Total Current Assets	33,126,891	50,225,182
Property, plant and equipment, net	73,882,133	57,825,961
Deposits on equipment	3,371,873	2,883,234
Other assets	1,575,475	1,527,483
Total Assets	$111,956,372	$112,461,860
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	6,715,779	5,423,905
Accrued expenses	2,171,909	2,938,316
Accrued warrants	301,857	706,940
Total Current Liabilities	$9,189,545	$9,069,161
Total Liabilities	$9,189,545	$9,069,161
STOCKHOLDERS' EQUITY:
Common stock	33,513	33,468
Additional paid-in capital	294,082,039	288,216,882
Accumulated deficit	(191,348,725)	(184,857,651)
Total Stockholders' Equity	102,766,827	103,392,699
Total Liabilities and Stockholders' Equity	$111,956,372	$112,461,860

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET SALES	$30,570,506	$22,519,672	$85,984,583	$62,255,907
COST OF GOODS SOLD	16,523,960	11,645,685	45,024,855	32,015,950
GROSS PROFIT	14,046,546	10,873,987	40,959,728	30,239,957
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	15,584,998	12,212,406	47,071,005	37,208,200
LOSS FROM OPERATIONS	(1,538,452)	(1,338,419)	(6,111,277)	(6,968,243)
OTHER EXPENSES:
Other Expenses, net	(8,078)	(108,872)	(72,759)	(193,948)
Fees on Debt Guarantee	—	(6,816,055)	—	(10,461,271)
Interest Expense	(113,820)	(1,211,895)	(262,038)	(3,244,805)
	(121,898)	(8,136,822)	(334,797)	(13,900,024)
LOSS BEFORE INCOME TAXES	(1,660,350)	(9,475,241)	(6,446,074)	(20,868,267)
INCOME TAX EXPENSE	15,000	8,000	45,000	24,000
NET LOSS	(1,675,350)	(9,483,241)	(6,491,074)	(20,892,267)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,675,350)	$(12,380,255)	$(6,491,074)	$(30,636,971)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.05)	$(1.19)	$(0.19)	$(2.94)
-DILUTED	$(0.05)	$(1.19)	$(0.19)	$(2.94)
WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE
ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	33,509,303	10,421,419	33,488,161	10,421,419
-DILUTED	33,509,303	10,421,419	33,488,161	10,421,419

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,491,074)	$(20,892,267)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Provision for (gains) losses on accounts receivable	(2,784)	220,728
Loss on disposal of equipment and deposits on equipment	83,322	146,837
Fees on debt guarantee	—	10,461,271
Share based compensation	5,490,090	728,778
Fair value adjustment for outstanding warrants	(405,083)	—
Change in reserve for inventory obsolescence	32,877	(95,168)
Depreciation and amortization	5,543,031	4,744,857
Amortization of deferred financing costs and loan discount	108,961	189,071
Changes in operating assets and liabilities
Accounts receivable	(1,666,171)	(953,138)
Inventories	479,251	(1,258,228)
Prepaid expenses and other current assets	995,823	(41,016)
Other assets	(164,798)	(1,683,024)
Accounts payable	1,698,144	3,069,084
Accrued expenses and accrued interest on long-term debt	(732,021)	1,878,048
Net cash flows provided by (used in) operating activities	4,969,568	(3,484,167)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(7,499,205)	—
Proceeds from maturities of short-term investments	3,750,000	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(17,565,512)	(13,415,412)
Acquisitions of land and building	(4,984,501)	—
Proceeds from sale of equipment	29,400	162,043
Net cash flows used in investing activities	(26,269,818)	(13,253,369)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt	—	9,500,000
Exercise of options to purchase common stock	291,750	—
Proceeds from preferred stock - Series C issued	—	6,550,984
Net cash flows provided by financing activities	291,750	16,050,984
NET CHANGE IN CASH AND CASH EQUIVALENTS	(21,008,500)	(686,552)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	36,259,252	2,444,754
CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,250,752	$1,758,202
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$175,577	$2,925,699
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock dividend accretion	$—	$9,744,704
Property, plant and equipment purchases in accounts payable	$577,689	$1,551,602

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET LOSS AND ADJUSTED EBITDA

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Loss	$(1,675)	$(9,483)	$(6,491)	$(20,892)
Fees on debt guarantee	—	6,816	—	10,461
Depreciation and amortization	1,919	1,623	5,543	4,745
Interest expense	114	1,212	262	3,244
Income tax expense	15	8	45	24
EBITDA	$373	$176	$(641)	$(2,418)
Loss on disposal of equipment	3	101	84	172
Launch expense	540	593	1,940	2,927
New plant startup expenses and processing	—	—	—	113
Noncash stock based compensation	1,826	243	5,490	731
Warrant fair valuation	(475)	—	(405)	—
Secondary fees	—	—	593	—
Adjusted EBITDA	$2,267	$1,113	$7,061	$1,524